UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 31, 2012

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2012, Frederick M. Goltz notified Energy Future Holdings Corp. (“EFH Corp.”) of his resignation from the Board of Directors of EFH Corp. (the “EFH Corp. Board”).

On June 4, 2012, the EFH Corp. Board appointed Brandon Freiman to the EFH Corp. Board to fill the vacancy created by the resignation of Mr. Goltz.

Mr. Freiman was elected to the EFH Corp. Board pursuant to the Limited Partnership Agreement of Texas Energy Future Holdings Limited Partnership (“TEF”), the holder of substantially all of the outstanding stock of EFH Corp., and the Limited Liability Company Agreement of Texas Energy Future Capital Holdings LLC, the general partner of TEF. Pursuant to these agreements, Mr. Freiman was appointed to the EFH Corp. Board as a consequence of his relationship with Kohlberg Kravis Roberts & Co. (“KKR”). Because Mr. Freiman was appointed as a consequence of his relationship with KKR, he will not receive any fees for service as a director. EFH Corp. reimburses directors for expenses incurred in connection with their services as directors.

Disclosure regarding certain transaction between KKR or its affiliates and EFH Corp. have previously been provided in EFH Corp.’s Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarter ended March 31, 2012. This disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: June 5, 2012